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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated February 23, 2000 relating to the consolidated financial statements of Sterling Financial Corporation, which appears in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                            PricewaterhouseCoopers LLP

March 24, 2000
Spokane, Washington